Exhibit (e)(1)(i)

SCHEDULE A

Distribution Agreement

GMO TRUST

40 Rowes Wharf, Boston, MA 02110

# of Portfolios	Series	Class
1	U. S. Core Equity Fund	III, IV, V, VI, M

2	Tobacco-Free Core Fund	III

3	Quality Fund	III, IV, V, VI

4	U.S. Intrinsic Value Fund	III

5	U.S. Growth Fund	III, M

6	U.S. Small/Mid Cap Value Fund	III

7	U.S. Small/Mid Cap Growth Fund	III

8	Real Estate Fund	III

9	International Intrinsic Value Fund	II, III, IV, M

10	International Growth Equity Fund	III, IV

11	International Core Equity Fund	III, IV, VI

12	Developed World Stock Fund	III, IV

13	Currency Hedged International Equity Fund	III

14	Foreign Fund	II, III, IV, M

15	Foreign Small Companies Fund	III, IV

16	International Small Companies Fund	III

17	Emerging Markets Fund	II, III, IV, V, VI

18	Emerging Countries Fund	III, M

19	Domestic Bond Fund	III, VI

20	Core Plus Bond Fund	III, IV

21	International Bond Fund	III

22	Strategic Fixed Income Fund	III, VI

23	Currency Hedged International Bond Fund	III

24	Global Bond Fund	III

25	Emerging Country Debt Fund	III, IV

26	Short-Duration Investment Fund	III

27	Short-Duration Collateral Share Fund	III, VI

28	Inflation Indexed Plus Bond Fund	III, VI

29	U.S. Equity Allocation Fund	III

30	International Equity Allocation Fund	III

31	International Opportunities Equity Allocation Fund	III

32	Global Equity Allocation Fund	III

33	World Opportunities Equity Allocation Fund	III

34	Global Balanced Asset Allocation Fund	III

35	Strategic Opportunities Allocation Fund	III

36	Benchmark-Free Allocation Fund	III, IV

37	Alpha Only Fund	III, IV

38	Tax-Managed U.S. Equities Fund	III

39	Tax-Managed International Equities Fund	III

40	U.S. Treasury Fund	N/A

41	Asset Allocation Bond Fund	III, VI

42	Asset Allocation International Bond Fund	III, VI

43	World Opportunity Overlay Share Fund	III, VI

44	Flexible Equities Fund	III, VI

45	Short-Duration Collateral Fund	N/A

46	Taiwan Fund	III, VI

47	Emerging Domestic Opportunities Fund	II, III, IV, V, VI

48	Asset Allocation International Small Companies Fund	III

49	International Large/Mid Cap Value Fund	III, IV, V, VI

50	GMO International Intrinsic Value Extended Markets Fund	II, III, IV, V, VI

51	GMO Global Focused Equity Fund	III, IV, V, VI

52	GMO Resources Fund	III, IV, V, VI

A-2